Exhibit T3A.159

THEODORE V MORRISON, JR. CHAIRMAN HULLIHEN WILLIAMS MOORE COMMISSIONER CLINTON MILLER COMMISSIONER	JOEL H. PECK CLERK OF THE COMMISSION P.O. BOX 1197 RICHMOND, VIRGINIA 23218-1197

STATE CORPORATION COMMISSION

August 6, 1999

JILL PRICE

SHUMACKER & THOMPSON

ONE PARK PL STE 103

6148 LEE HWY

CHATTANOOGA, TN 37421

RE:	YORK GALLERIA LIMITED PARTNERSHIP
ID:	L012660-9
DCN:	99-08-06-0722

Dear Customer:

This is your receipt for $50.00, to cover the fees for filing a Name Change Amendment for a Limited Partnership with this office.

The effective date of the application is August 6, 1999.

If you have any questions, please call (804) 371-9733.

Sincerely,

/s/ Joel H. Peck
Joel H. Peck Clerk of the Commission

RECEIPT

LPAN

CIS20436

TYLER BUILDING, 1300 EAST MAIN STREET, RICHMOND, VA 23219-3630 TELECOMMUNICATIONS DEVICE FOR THE DEAF-TDD/VOICE: (804) 371-9206

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP

This amendment is presented for filing pursuant to Section 50-73.12 of the Code of Virginia.

1.	The name of the limited partnership is

Parham Limited Partnership

NOTE: If also applying for registered limited liability partnership status, pursuant to Virginia Code § 50-73.78 the name must be followed by the words “ Registered Limited Liability Partnership” or the abbreviation “L.L.P,” or the designation “LLP”.

2. The partnership I.D. # is	L012660-9

3.	The filing date of the initial certificate of limited partnership with the State Corporation Commission is December 4, 1995

COMPLETE ONLY IF ALSO APPLYING FOR REGISTERED LIMITED LIABILITY PARTNERSHIP STATUS PURSUANT TO VIRGINIA CODE § 50.73.78

This application is for initial registration as a registered limited liability partnership. [        ] mark box

The business in which the partnership engages is:

The registered agent’s name is

The registered agent is (mark appropriate box)

(A) an INDIVIDUAL who is a resident of Virginia and

[ ]	a general partner of the partnership

[ ]	an officer or director of a corporate general partner

[ ]	a general partner of a general partner

[ ]	a member/manager of a limited liability company general partner

[ ]	a member of the Virginia State Bar

OR

(B)  [  ]    a professional corporation or professional limited liability company of attorneys registered under Virginia Code § 54.1-3902

The business address in Virginia of the registered agent is
(number/street) (city/state/zip)

Located in the [ ] city or [ ] county of

4.	The certificate of limited partnership is amended as follows (complete appropriate subsection (s)):

A.	The name of the limited partnership is changed to:

York Galleria Limited Partnership

B.	The specified office address is changed to:

(number/street)	(city/state/zip)

located in the [ ] City or [ ] County of ____________________________________________________________________.

C.	The following general partner(s) has (have) withdrawn:

Name	Address

D.		shall continue in the event that a general partner withdraws from the partnership.
(name of limited partnership)

E.	The Following general partner(s) has (have) been added:

Name	Address

Check if applicable:

[ ] The new general partner(s) _________________________________ is (are) serving, without more, as a general partner of, or as a partner in a partnership which is a general partner of, a domestic or foreign limited partnership which does not otherwise transact business in this Commonwealth pursuant to Virginia Code Sections 50-73.61 and/or 13.1-75%

F.	The term for which the limited partnership is to exist has been changed to: ___________________________

5.	Signature of general partner(s):

CBL/GP, Inc.	July 28, 1999
By: /s/ Jeffery V. Curry	(date)
Name: JEFFERY V. CURRY	(date)
Title: ASSISTANT SECRETARY	(date)
(date)